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               [Letterhead of Morris, Nichols, Arsht & Tunnell]



                              September 18, 1997



The CalEnergy Trusts
(as defined below)
c/o CalEnergy Company, Inc.
302 South 36th Street, Suite 400
Omaha, Nebraska 68131

                  Re:  The CalEnergy Trusts (as defined below)

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to CalEnergy Capital Trust IV, CalEnergy Capital Trust V and CalEnergy Capital Trust IV, each a Delaware statutory business trust (collectively referred to herein as the "CalEnergy Trusts" and each individually as a "CalEnergy Trust"), in connection with certain matters of Delaware law relating to the registration of Preferred Securities pursuant to Registration Statement No. 333-32821 on Form S-3 as filed with the Securities and Exchange Commission on August 4, 1997 and Pre-Effective Amendment No. 1 thereto as filed on the date hereof (as so amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the form of the Amended and Restated Declaration of Trust attached as an exhibit to the Registration Statement.

                  In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificates of Trust of CalEnergy Capital Trust IV and CalEnergy Capital Trust V, each as filed in the Office of the Secretary of State of Delaware (the "State Office") on August 4, 1997, and the Certificate of Trust of CalEnergy Capital Trust VI, as filed in the State Office on September 16, 1997 (the Certificate of Trust of each CalEnergy Trust is referred to herein as a "Certificate"); the Declaration of Trust of CalEnergy Capital Trust IV and CalEnergy Capital Trust V, each dated as of August 4, 1997, and the Declaration of Trust of CalEnergy Capital Trust VI, dated as of September 16, 1997 (the Declaration of Trust of each CalEnergy Trust is referred to herein as an "Original Governing Instrument"); the form of Amended and Restated Declaration of Trust attached as an exhibit to the Registration Statement; and the Registration Statement. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal


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The CalEnergy Trusts
c/o CalEnergy Company, Inc.
September 18, 1997
Page 2



capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due authorization, organization or creation, valid existence and good standing of the CalEnergy Trusts and each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation, organization or creation; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above referenced documents with respect to each CalEnergy Trust; (iii) that CalEnergy Company, Inc., The Bank of New York, The Bank of New York (Delaware) and the appropriate Regular Trustees will duly authorize, execute and deliver an amended and restated declaration of trust for each CalEnergy Trust in the form of the Amended and Restated Declaration of Trust attached as an exhibit to the Registration Statement (each a "Governing Instrument") and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the creation of each CalEnergy Trust and the issuance by each such CalEnergy Trust of Preferred Securities, in each case prior to the first issuance of Preferred Securities; (iv) that the Preferred Securities of each CalEnergy Trust will be offered and sold pursuant to a prospectus and a prospectus supplement thereto (collectively, the "Prospectus") that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument relating to each such CalEnergy Trust and all other relevant documents; (v) that no event has or will occur subsequent to the filing of any Certificate that would cause a dissolution or liquidation of any CalEnergy Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (vi) that the activities of each CalEnergy Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. Section 3801 et seq. (the "Delaware Act"); (vii) that each Holder of Preferred Securities of each CalEnergy Trust will make payment of the required consideration therefor and receive a Preferred Securities Certificate in consideration thereof in accordance with the terms and conditions of the applicable Governing Instrument and as described in the Prospectus, and that the Preferred Securities of each CalEnergy Trust are otherwise issued and sold to the Preferred Securities Holders of such CalEnergy Trust in accordance with the terms, conditions, requirements and procedures set forth in the applicable Governing Instrument and as described in the Prospectus; and (viii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of Preferred Securities by each CalEnergy Trust, will not be, modified, supplemented or otherwise amended, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to


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The CalEnergy Trusts
c/o CalEnergy Company, Inc.
September 18, 1997
Page 3




the Registration Statement or any other offering materials relating to the Preferred Securities offered by any CalEnergy Trust and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

                  Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that, upon issuance, the Preferred Securities of each CalEnergy Trust will constitute validity issued and, subject to the terms of the applicable Governing Instrument, fully paid and non-assessable beneficial interests in the assets of such CalEnergy Trust. We note that pursuant to Section 11.4 of the applicable Governing Instrument, each CalEnergy Trust may withhold amounts otherwise distributable to a Holder of Securities in such CalEnergy Trust and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amounts withheld will be deemed to have been distributed to such Holder and that, pursuant to the applicable Governing Instrument, the Preferred Security Holders of each CalEnergy Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "LEGAL MATTERS" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and our review of the above referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addresses hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.

                                           Very truly yours,
                                           /s/ MORRIS, NICHOLS,
                                               ARSHT & TUNNELL
                                           --------------------------------
                                           MORRIS, NICHOLS, ARSHT & TUNNELL